Exhibit 33.2

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regards to the servicing platform for the period as follows:

Period: As of and for the twelve months ended December 31, 2017 (the “Period”).

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee) and/or paying agent services and for which either (i) some or all of the issued securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the issued securities for such ABS transactions were privately offered pursuant to an exemption from registration and the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) certain transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d) applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Period, except for the following servicing criteria: 1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which Management has determined are not applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform (a) servicing criterion 1122(d)(3)(i)(A) is applicable only as it relates to the Company’s obligation to distribute or make available to investors, in accordance with the timeframes set forth in the transaction agreements, the relevant investor reports received by the Company from the entity preparing such reports; (b) servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the Company’s obligation to make remittances to investors in accordance with the transaction agreements; and (c) servicing criterion 1122(d)(4)(iii) is applicable only as it relates to the Company’s obligation to obtain an Officer’s Certificate from the servicer and report any additions, removals and substitutions to investors on the relevant investor report, in each case, in accordance with the transaction agreements (the “Applicable Servicing Criteria”).

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. With respect to applicable servicing criteria 1122(d)(1)(ii), 1122(d)(4)(i) and 1122(d)(4)(xv), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4. Based on such assessment for the Period, the Company has complied in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/S/ Bruce C. Wandersee
Bruce C. Wandersee
Title:	Senior Vice President

Dated:	February 20, 2018

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions
Deal Identifier	Long Name

AMCAR124	AmeriCredit Automobile Receivables Trust 2012-4

AMCAR134	AmeriCredit Automobile Receivables Trust 2013-4

AMOT124	Ally Master Owner Trust 2012-4

AMOT125	Ally Master Owner Trust 2012-5

AMOT141	Ally Master Owner Trust 2014-1

AMOT143	Ally Master Owner Trust 2014-3

AMOT144	Ally Master Owner Trust 2014-4

AMOT145	Ally Master Owner Trust 2014-5

AMOT151	Ally Master Owner Trust 2015-1

AMOT152	Ally Master Owner Trust 2015-2

AMOT153	Ally Master Owner Trust 2015-3

AMOT171	Ally Master Owner Trust 2017-1

AMOT172	Ally Master Owner Trust 2017-2

AMOT173	Ally Master Owner Trust 2017-3

BANKONESER1	Chase Issuance Trust

CHASE97ABOAT	Chase Manhattan Marine Owner Trust 1997-A

CHASE97ARV	Chase Manhattan RV Owner Trust 1997-A

CITEL051	CIT Education Loan Trust 2005-1

GMALT151	GM Financial Automobile Leasing Trust 2015-1

GMALT152	GM Financial Automobile Leasing Trust 2015-2

GMALT153	GM Financial Automobile Leasing Trust 2015-3

GMALT161	GM Financial Automobile Leasing Trust 2016-1

GMALT162	GM Financial Automobile Leasing Trust 2016-2

GMALT163	GM Financial Automobile Leasing Trust 2016-3

GMALT171	GM Financial Automobile Leasing Trust 2017-1

GMALT172	GM Financial Automobile Leasing Trust 2017-2

GMALT173	GM Financial Automobile Leasing Trust 2017-3

GREENTREE961	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1

GREENTREE962	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2

HUNT2016-1	HUNTINGTON AUTO TRUST 2016-1

NAVIENT151	Navient Student Loan Trust 2015-1

NAVIENT152	Navient Student Loan Trust 2015-2

NAVIENT153	Navient Student Loan Trust 2015-3

NSLT043	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3

NSLT044	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4

NSLT051	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1

NSLT052	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2

NSLT053	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3

NSLT054	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4

NSLT061	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1

A-1

NSLT062	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2

NSLT063	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3

NSLT071	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1

NSLT082	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-2

NSLT083	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-3

NSLT084	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-4

NSLT092	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2009-2

OAKWOOD2000C	Oakwood Mortgage Investors 2000-C Senior/Subordinate Pass-Through Certificates

OAKWOOD2000D	Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates

SDART124	Santander Drive Auto Receivables Trust 2012-4

SDART133	Santander Drive Auto Receivables Trust 2013-3

SDART141	Santander Drive Auto Receivables Trust 2014-1

SDART144	Santander Drive Auto Receivables Trust 2014-4

SDART145	Santander Drive Auto Receivables Trust 2014-5

SDART152	Santander Drive Auto Receivables Trust 2015-2

SDART154	Santander Drive Auto Receivables Trust 2015-4

SDART155	Santander Drive Auto Receivables Trust 2015-5

SDART161	Santander Drive Auto Receivables Trust 2016-1

SDART162	Santander Drive Auto Receivables Trust 2016-2

SDART163	Santander Drive Auto Receivables Trust 2016-3

SDART171	Santander Drive Auto Receivables Trust 2017-1

SDART172	Santander Drive Auto Receivables Trust 2017-2

SDART173	Santander Drive Auto Receivables Trust 2017-3

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